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                                                                     Exhibit 23c



                              ARTHUR ANDERSEN LLP






Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Form S-3) and in Post-Effective Amendment No. 1 to Registration Statement File No. 333-48775 (Form S-1) of our report dated January 22, 1999, included in Coltec Industries Inc's Annual Report on Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this registration statement.


                                                  /s/ Arthur Andersen LLP



Charlotte, North Carolina,
  April 28, 1999.